UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.   20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14(a)-12

CAPITAL GOLD CORPORATION
(Name of Registrant as Specified in its Charter)

n/a
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRESS RELEASE

FOR IMMEDIATE RELEASE

CAPITAL GOLD CORPORATION URGES STOCKHOLDERS
TO VOTE TODAY FOR THE GAMMON GOLD MERGER

NEW YORK, March 15, 2011 – Capital Gold Corporation (AMEX: CGC; TSX: CGC) is reminding stockholders that the special meeting to vote on the merger with Gammon Gold Inc. is this Friday, March 18, 2011.  Capital Gold is urging all of its stockholders to vote the WHITE proxy card FOR the Gammon merger.  If the Merger is completed, stockholders will receive 0.5209 common shares of Gammon Gold and a cash payment in the amount of $0.79 for each share of CGC common stock owned immediately prior to the Merger.

As of the close of trading on March 14, 2011, the Gammon merger is valued at $5.42 per share of CGC.  This represents a premium of approximately 43% to the trading price of CGC’s common stock on September 24, 2010, the date which the agreed upon Gammon merger exchange ratio was based upon.

Every stockholder’s vote is very important, regardless of how many or how few shares he or she may own.  Stockholders who have not yet voted or who have previously voted against the Gammon merger, can still vote FOR the transaction.  Only the latest dated vote will count.  However, since time is short, stockholders are urged to follow the instructions on the WHITE proxy card to vote by internet or telephone.

INDEPENDENT PROXY ADVISORS ISS AND GLASS LEWIS RECOMMEND THAT CGC STOCKHOLDERS VOTE “FOR” THE GAMMON MERGER

✓
The ISS analysis cited “…the board's evident attention to opportunities for maximizing stockholder value, and the superior market value of the merger consideration being offered” in its recommendation to CGC stockholders to support the Gammon merger.

✓
In reaching its recommendation, Glass Lewis stated that, "[i]n sum, given our determination that the Gammon transaction is superior to Timmins' offer, our approval of the board's sale process in general, our view that the implied purchase price is fair to stockholders, and the unanimous support of the board, we believe the proposed acquisition by Gammon is in the best interests of stockholders.

THE CGC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE GAMMON GOLD MERGER

✓	At current trading levels, the Gammon offer represents a significant upside to the Capital Gold stockholders with the ability to participate in the continued growth of the combined company.

Stockholders who have questions or need any assistance voting their shares should contact MacKenzie Partners at 1-800-322-2885, or Laurel Hill Advisory Group, toll-free at 1-800-385-3006.

Important Additional Information

Capital Gold Corporation ("CGC" or the "Company") filed a definitive proxy statement with the Securities and Exchange Commission (the "SEC") on February 18, 2011 and a supplement to the definitive proxy statement on March 10, 2011, in connection with the Special Meeting of Stockholders to be held on March 18, 2011, and mailed the definitive proxy statement, the supplement, a WHITE proxy card and additional soliciting materials to stockholders. CGC and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with such meeting. The Company's stockholders are strongly advised to read CGC's proxy statement as it contains important information. Stockholders may obtain an additional copy of CGC's definitive proxy statement and any other documents filed by the Company with the SEC for free at the SEC's website at http://www.sec.gov. Copies of the definitive proxy statement are available for free at www.capitalgoldcorp.com. In addition, copies of the Company's proxy materials may be requested at no charge by contacting MacKenzie Partners, Inc. at 1-800-322-2885 or via email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of CGC's stockholders is available in CGC's definitive proxy statement filed with SEC on February 11, 2011 and supplement filed on March 10, 2011.

About Capital Gold

Capital Gold Corporation (CGC) is a gold production and exploration company. Through its Mexican subsidiaries and affiliates, it owns 100% of the "El Chanate" gold mine located near the town of Caborca in Sonora, Mexico. On August 2, 2010, Capital Gold acquired Nayarit Gold Inc. Capital Gold is focused on optimizing the El Chanate operations and advancing the Del Norte deposit in the Orion District in the state of Nayarit, Mexico. Capital Gold also owns and leases mineral concessions near the town of Saric, also located in Sonora, that are undergoing exploration for gold and silver mineralization. Additional information about Capital Gold and the El Chanate Gold Mine is available on the Company's website, www.capitalgoldcorp.com.

Forward Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. The use of any of the words “plans”, "expects", or “does not expect”, “is expected”, “budget”, “scheduled”, "anticipates", or “does not anticipate”, "continue", "estimates", “forecasts”, "objective", "ongoing", "may", "will", "project", "should", "believe", "intends" or variations of such words and phrases or statements are intended to identify forward-looking information or statements. Forward-looking information is based on the opinions and estimates of management at the date the information is made, and is based on a number of assumptions and subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking information. More particularly and without limitation, this press release contains forward-looking statements and information concerning the Acquisition and Agreement. The forward-looking statements and information are based on certain key expectations and assumptions made by Gammon Gold and Capital Gold. Although Gammon Gold and Capital Gold believe that the expectations and assumptions on which such forward-looking statements and information are based are reasonable, undue reliance should not be placed on the forward-looking statements and information because neither of them can give any assurance that it will prove to be correct. Since forward-looking statements and information address future events and conditions, by their very nature they involve inherent risks and uncertainties. There are risks also inherent in the nature of the Acquisition, including whether the completion of the Acquisition will ultimately occur, whether the anticipated synergies of the acquisition will occur, incorrect assessment of the value of the respective properties of each of Gammon Gold and Capital Gold, and failure to obtain the required security holder, regulatory, third party and other approvals. Readers are cautioned that the foregoing list of factors is not exhaustive. There may be other factors that cause actions, events or results not to be anticipated, estimated or intended. The forward-looking statements and information contained in this press release are made as of the date hereof. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Neither Gammon Gold nor Capital Gold undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, except in accordance with applicable securities laws.

For further information please contact:

Kelly Cody, Investor Relations Manager
Capital Gold Corporation
Tel: (212) 344-2785
Email: kelly@capitalgoldcorp.com

Proxy Solicitor
MacKenzie Partners, Inc.
Tel: (212) 929-5500
Email: proxy@mackenziepartners.com